Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sumo Logic, Inc. of our report dated April 7, 2020 relating to the financial statements of Sumo Logic, Inc., which appears in Sumo Logic, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-248251).

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 16, 2020